

EXHIBIT 99.1


Contact: Curtis Swanson                       or Yvonne L. Zappulla
         President and CEO                       Managing Director
         RTIN Holdings, Inc.                     Wall Street Investor Relations Corp.
         903-295-6800                            212-681-4108
         investorrelations@rtinholdings.com      Yvonne@WallStreetIR.com



               RTIN HOLDINGS ACQUIRES ADVANCED PHARMACY SOLUTIONS


 Acquisition Adds $15 Million to Revenue and $1 Million to Net Earnings in 2004

LONGVIEW, TX - October XX, 2003 - RTIN Holdings (OTC BB: RTNH), a medical communications and technology company, announced today the acquisition of privately held Advanced Pharmacy Solutions, Inc. (Advanced Pharmacy), a closed specialty pharmacy system that delivers psychotropic drugs to community and mental health centers, in a stock and cash transaction valued at $2.8 million.

Advanced Pharmacy generated $10 million in revenues with 30 percent gross margins in the most recent year--current contracts in process total $15 million. Consequently, RTIN's management projects the acquisition to add $15 million in revenue and $1 million to net earnings in 2004.

Advance Pharmacy services the Colorado, Oklahoma, Mississippi, Tennessee, and Virginia regions from its three facilities located in Oklahoma City, Oklahoma, Littleton, Colorado (a suburb of Denver), and Southaven, Mississippi. Facility openings have already been scheduled for Texas, Illinois, Indiana and Tennessee with future sites identified in Minnesota and Missouri. It also has over fifteen sales representatives throughout the United States.

In a related transaction, RTIN has purchased its Safescript pharmacy market partner located in a Denver, Colorado consolidated metropolitan statistical area
(CMSA), in conjunction with its acquisition of Advanced Pharmacy. The purchase was designed to more efficiently penetrate the Colorado market through its acquired Advanced Pharmacy facility.

Curtis Swanson, CEO of RTIN Holdings commented, "The acquisition of Advanced Pharmacy forwards our market potential by providing an extensive register of physicians throughout its marketed territory. The immediate cross selling opportunities to its psychotropic drug clients and physician network with our acute care medications significantly accelerates RTIN's market penetration capabilities." Mr. Swanson added, "The acquisition will be immediately accretive to RTIN's financial results and we expect to achieve cost efficiencies through the consolidation of certain administrative functions, which will drive Advanced Pharmacy's gross margins in line with those realized at RTIN."

Mr. Swanson concluded, "In addition, the progress achieved by our marketing partner acquired in the Denver CMSA will be further advanced by the relationships gained by the Advanced Pharmacy acquisition. Our objective is to accelerate our enrollment growth while maintaining a cost efficient operation."



About RTIN Holdings, Inc.
RTIN Holdings, Inc. is a public holding company with four operating subsidiaries, Safe Med Systems, Inc., MedEx Systems, Inc., Safescript Pharmacies, Inc. and Pegasus Pharmacies, Inc. Safe Med Systems, Inc. and MedEx Systems, Inc. are medical communications/technology companies that provide state-of-the-art, prescription units loaded with patent-pending software and secure, broadband wireless technology. Safescript Pharmacies, Inc. and Pegasus Pharmacies, Inc. are the preferred retail pharmacy provider that specializes in filling prescriptions generated by the Safe Med Systems and MedEx Systems technology. For additional information please visit our websites at www.rtinholdings.com and www.safemedinc.com




Certain statements in this news releases may constitute "forward-looking" statements within the meaning of section 21E of the Securities and Exchange Act of 1934. The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. Some of the factors that may affect the forward looking statements in this news release are the availability of licensed personnel to operate pharmacies, the availability of suitable pharmacy locations, and the acceptance of new technologies by the medical profession.. Other risk factors are listed in the most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission. Such forward-looking statements involve risks, uncertainties, which may cause the actual results, performance, or achievement expressed or implied to differ.



                                      # # #